Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-148092) of The Providence Service Corporation of our reports dated May 8, 2007 and January 31, 2008 relating to the financial statements of Charter LCI Corporation, which appear in the Current Report on Form 8-K/A of The Providence Service Corporation dated February 6, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

February 6, 2008